Exhibit 10.1

PURCHASE AGREEMENT

dated as of October 27, 2021

between

SANTANDER CONSUMER USA INC.,

as Seller

and

SANTANDER DRIVE AUTO RECEIVABLES LLC,

as Purchaser

-i-

EXHIBIT A	Form of Assignment

SCHEDULE I	Perfection Representations, Warranties and Covenants

SCHEDULE II	Representations and Warranties with Respect to the Receivables

ii	Purchase Agreement (SDART 2021-4)

THIS PURCHASE AGREEMENT is made and entered into as of October 27, 2021 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by SANTANDER CONSUMER USA INC., an Illinois corporation (“Santander Consumer”), and SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase from Santander Consumer a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, SUVs and vans; and

WHEREAS, Santander Consumer is willing to sell such portfolio of motor vehicle receivables and related property to the Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among Santander Drive Auto Receivables Trust 2021-4, Santander Consumer, as Servicer, the Purchaser, as Seller, and Citibank, N.A., a national banking association, as Indenture Trustee, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Purchase Agreement (SDART 2021-4)

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, Santander Consumer does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Purchaser without recourse (subject to the obligations herein) on the Closing Date all of Santander Consumer’s right, title and interest in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment substantially in the form of Exhibit A delivered on the Closing Date (collectively, the “Purchased Assets”). The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. The purchase price for the sale of the Purchased Assets sold to the Purchaser on the Closing Date shall equal the estimated fair market value of the Purchased Assets. Such purchase price shall be paid in cash to Santander Consumer in an amount agreed to between Santander Consumer and the Purchaser, and, to the extent not paid in cash by the Purchaser, shall be paid by a capital contribution by Santander Consumer of an undivided interest in such Purchased Assets that increases its equity interest in the Purchaser in an amount equal to the excess of the estimated fair market value of the Purchased Assets over the amount of cash paid by the Purchaser to Santander Consumer.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of Santander Consumer. Santander Consumer makes the following representations and warranties as of the Closing Date, on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer pursuant to the Sale and Servicing Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. Santander Consumer is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. Santander Consumer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Santander Consumer to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Purchased Assets.

-2-	Purchase Agreement (SDART 2021-4)

(b) Authorization and No Contravention. The execution, delivery and performance by Santander Consumer of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Santander Consumer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which Santander Consumer is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or Santander Consumer’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Santander Consumer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of Santander Consumer to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which Santander Consumer is a party constitutes the legal, valid and binding obligation of Santander Consumer enforceable against Santander Consumer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of Santander Consumer, threatened against Santander Consumer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by Santander Consumer of its obligations under this Agreement or any of the other Transaction Documents or (iv) relate to Santander Consumer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. Santander Consumer is not aware of any material judgment, ERISA or tax lien filings against Santander Consumer.

-3-	Purchase Agreement (SDART 2021-4)

SECTION 3.2 Representations and Warranties of Santander Consumer Regarding the Purchased Assets. On the date hereof, Santander Consumer hereby makes the following representations and warranties to the Purchaser, on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. Such representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the sale of the Purchased Assets to the Issuer under the Sale and Servicing Agreement, and the Grant of the Purchased Assets and other collateral by the Issuer to the Indenture Trustee pursuant to the Indenture.

(a) The Receivables were selected using selection procedures that were not known or intended by Santander Consumer to be adverse to the Issuer.

(b) The Receivables and the other Purchased Assets have been validly assigned by Santander Consumer to the Purchaser.

(c) The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d) No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. Santander Consumer has not authorized the filing of and is not aware of any financing statements against Santander Consumer that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Purchaser which security interest is prior to all other Liens created by Santander Consumer (other than Permitted Liens) with respect to the Receivables and is enforceable as such against all other creditors of and purchasers and assignees from Santander Consumer.

(e) The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule I, are true and correct.

SECTION 3.3 Representations and Warranties of Santander Consumer as to each Receivable. On the date hereof, Santander Consumer hereby makes the representations and warranties set forth on Schedule II to the Purchaser as to the Receivables sold, transferred, assigned, contributed and otherwise conveyed to the Purchaser under this Agreement on which such representations and warranties the Purchaser relies in acquiring the Receivables. Such representations and warranties shall survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the sale of the Purchased Assets to the Issuer under the Sale and Servicing Agreement, and the Grant of the Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, Santander Consumer shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to

-4-	Purchase Agreement (SDART 2021-4)

notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents. Santander Consumer hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale and Servicing Agreement, including the right to cause Santander Consumer to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Schedule II, directly against Santander Consumer as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Depositor.

SECTION 3.4 Repurchase upon Breach. Upon discovery by or notice to a Responsible Officer of the Purchaser or Santander Consumer of a breach of any of the representations and warranties set forth in Section 3.3 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s Certificate which identifies that Receivables are being or have been repurchased shall be deemed to constitute prompt notice by Santander Consumer and the Purchaser of such breach; provided, further, that the Indenture Trustee and the Owner Trustee will be deemed to have knowledge of such breach only if a Responsible Officer of the Indenture Trustee or Owner Trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give such notice shall not affect any obligation of Santander Consumer hereunder. If the breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, then Santander Consumer shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Purchaser (or its assignee), in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if Santander Consumer elects, an earlier date) after the date Santander Consumer became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Purchaser (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by Santander Consumer shall be at a price equal to the related Repurchase Price. In consideration for such repurchase, Santander Consumer shall make (or shall cause to be made) a payment to the Purchaser (or its assignee) equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time, on such date of repurchase (or, if Santander Consumer elects, an earlier date). Upon payment of such Repurchase Price by Santander Consumer, the Purchaser (or its assignee) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by Santander Consumer to evidence such release, transfer or assignment or more effectively vest in Santander Consumer or its designee any Receivable and related Purchased Assets repurchased pursuant to this Section 3.4. It is understood and agreed that the obligation of Santander Consumer to repurchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Purchaser (or its assignee).

-5-	Purchase Agreement (SDART 2021-4)

SECTION 3.5 Protection of Title.

(a) Santander Consumer shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Purchased Assets (to the extent that the interest of the Purchaser therein can be perfected by the filing of a financing statement). Santander Consumer shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Santander Consumer shall notify the Purchaser in writing within ten (10) days following the occurrence of (i) any change in Santander Consumer’s organizational structure as a corporation, (ii) any change in Santander Consumer’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in Santander Consumer’s name, and (A) shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above and (B) shall deliver to the Indenture Trustee within 30 days after such change an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(c) Santander Consumer shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or any subsequent assignee of the Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d) If at any time Santander Consumer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, Santander Consumer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

SECTION 3.6 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, Santander Consumer shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and Santander Consumer shall defend the right, title and interest of the Purchaser in, to and under such Receivables or other property transferred to the Purchaser against all claims of third parties claiming through or under Santander Consumer.

-6-	Purchase Agreement (SDART 2021-4)

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, contributions and conveyances without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Purchased Assets shall not be part of Santander Consumer’s estate in the event of a bankruptcy or insolvency of Santander Consumer. The sales and transfers by Santander Consumer of the Receivables and other Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, Santander Consumer, except as otherwise specifically provided herein. The limited rights of recourse specified herein against Santander Consumer are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of Santander Consumer, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by Santander Consumer of, and Santander Consumer hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of Santander Consumer hereunder;

(iii) The possession by the Purchaser or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

-7-	Purchase Agreement (SDART 2021-4)

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The article and section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

-8-	Purchase Agreement (SDART 2021-4)

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by Santander Consumer and the Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) Santander Consumer or the Purchaser delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and Santander Consumer or the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 4.6 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(b) This Agreement may also be amended from time to time by Santander Consumer and the Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c) Any term or provision of this Agreement may also be amended from time to time by Santander Consumer and the Purchaser for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person, provided, however, that Santander Consumer and the Purchaser shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of such amendment, Santander Consumer and the Purchaser shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d) Prior to the execution of any amendment or consent pursuant to this Section 4.6, Santander Consumer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, Santander Consumer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

-9-	Purchase Agreement (SDART 2021-4)

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

(f) Notwithstanding subsections (a) and (b) of this Section 4.6, this Agreement may only be amended by the Seller and the Purchaser if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or the Purchaser or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of Santander Consumer or any Affiliate thereof to such effect.

SECTION 4.7 Waivers. No failure or delay on the part of the Purchaser, the Servicer, Santander Consumer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Purchaser or Santander Consumer in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Santander Consumer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document) if such failure or delay arises from compliance by Santander Consumer with any law or court order, the direction of a regulatory authority or regulatory guidance.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

-10-	Purchase Agreement (SDART 2021-4)

SECTION 4.10 Binding Effect; Merger or Consolidation. Any entity (i) into which Santander Consumer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which Santander Consumer shall be a party, or any entity succeeding to the business of Santander Consumer shall be the successor to Santander Consumer under this Agreement and (ii) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by Banco Santander, S.A. and which executes an agreement of assumption to perform every obligation of Santander Consumer under this Agreement, shall be the successor to Santander Consumer under this Agreement, in each case, including but not limited to in connection with its obligation to repurchase Receivables pursuant to Section 3.4 and without the execution or filing of any additional paper or any further act on the part of any of the parties hereto, other than as contemplated by Section 3.5. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, Santander Consumer expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights of the Purchaser under this Agreement by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and the Grant of a security interest in the Receivables, the other Purchased Assets and the Issuer’s rights under this Agreement by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, Santander Consumer hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Purchaser under this Agreement in the event that the Purchaser shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

-11-	Purchase Agreement (SDART 2021-4)

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and each of the Issuer and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

[Remainder of Page Intentionally Left Blank]

-12-	Purchase Agreement (SDART 2021-4)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SANTANDER CONSUMER USA INC.

By:	/s/ Corey Henry
Name: Corey Henry
Title: Vice President

S-1	Purchase Agreement (SDART 2021-4)

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:	/s/ Mark McCastlain
Name: Mark McCastlain
Title: Vice President

S-2	Purchase Agreement (SDART 2021-4)

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT

[_________], 2021

For value received, in accordance with the Purchase Agreement (the “Agreement”) dated as of October 27, 2021, between Santander Consumer USA Inc., an Illinois corporation (“Santander Consumer”), and Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Purchaser”), on the terms and subject to the conditions set forth in the Agreement, Santander Consumer does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Purchaser on the Closing Date, without recourse (subject to the obligations in the Agreement), all right, title and interest of Santander Consumer, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by Santander Consumer to the Purchaser on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank]

A-1	Purchase Agreement (SDART 2021-4)

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

SANTANDER CONSUMER USA INC.

By:
Name:
Title:

A-2	Purchase Agreement (SDART 2021-4)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, Santander Consumer hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Santander Consumer.

2. The Receivables constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC. If a Receivable constitutes “electronic chattel paper,” Santander Consumer has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC.

3. Immediately prior to the sale, assignment and transfer thereof pursuant to this Agreement, each Receivable was secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by Santander Consumer to the Purchaser, Santander Consumer owned and had good and marketable title to such Receivable free and clear of any Lien created by Santander Consumer (except any Lien which will be released prior to assignment of such Receivable under the Purchase Agreement) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Purchaser, the Purchaser will have good and marketable title to such Receivable free and clear of any Lien created by Santander Consumer (other than Permitted Liens).

5. Santander Consumer has received all consents and approvals to the sale of the Receivables hereunder to the Purchaser required by the terms of the Receivables that constitute instruments.

Perfection

6. Santander Consumer has caused or will have caused, within ten days after the effective date of the Purchase Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from Santander Consumer to the Purchaser, and the security interest in

-1-	Purchase Agreement (SDART 2021-4)

the Receivables granted to the Purchaser hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

7. With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

(ii)

Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii)

The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the Issuer.

Priority

8. Santander Consumer has not authorized the filing of, and is not aware of, any financing statements against Santander Consumer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by Santander Consumer to the Purchaser under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9. Santander Consumer is not aware of any material judgment, ERISA or tax lien filings against Santander Consumer.

10. Neither Santander Consumer nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Issuer or the Indenture Trustee.

-2-	Purchase Agreement (SDART 2021-4)

Survival of Perfection Representations

12. Notwithstanding any other provision of the Purchase Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. Santander Consumer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

-3-	Purchase Agreement (SDART 2021-4)

SCHEDULE II

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i) has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii) either (A) has been originated by a Dealer to finance the retail sale by that Dealer of the related Financed Vehicle and has been purchased by Santander Consumer in accordance with the terms of a dealer agreement between Santander Consumer and that Dealer, (B) has been originated by Santander Consumer or (C) has been acquired by Santander Consumer in accordance with the terms of a purchase agreement between the applicable originator and Santander Consumer;

(iii) as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v) provided, at origination, for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

(vi) provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii) was originated in the United States and denominated in Dollars;

(viii) is secured by a new or used automobile, light-duty truck, SUV or van;

(ix) has a Contract Rate of at least 0.00%;

(x) had an original term to maturity of not more than 75 months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of not more than 75 months and not less than 4 months;

-1-	Purchase Agreement (SDART 2021-4)

(xi) has an outstanding Principal Balance of at least $500.00 and no more than $150,000.00;

(xii) has a final scheduled payment due not later than February 8, 2028;

(xiii) was not more than 30 days past due as of the Cut-Off Date;

(xiv) was not identified in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding;

(xv) is not subject to a force-placed Insurance Policy on the related Financed Vehicle;

(xvi) is a Simple Interest Receivable; and

(xvii) provides that a prepayment by the related Obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the Receivable’s Contract Rate.

(b)

Compliance with Law. The Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cut-Off Date or (ii) would not render such Receivable unenforceable or create liability for the Purchaser or the Issuer, as assignee of such Receivable.

(c)

Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

(d)

Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor do the records of the Servicer indicate that the related Financed Vehicle has been released from the lien of such Receivable in whole or in part.

(e)

No Default; No Waiver. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date and the Seller has not waived any of the foregoing.

-2-	Purchase Agreement (SDART 2021-4)

(f)	Insurance. The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.

(g)

No Government Obligor. The Obligor on the Receivable is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government.

(h)

Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable.

(i)

Good Title. As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement and the Sale and Servicing Agreement, Santander Consumer had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens created by Santander Consumer (except any Lien which will be released prior to assignment of such Receivable thereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens created by Santander Consumer (other than Permitted Liens).

(j)

Characterization of Receivables. Each Receivable constitutes either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(k)	One Original. There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

(l)

No Defenses. The records of the Servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

(m)	Early Payments. The Obligor on the Receivable has made, or will make, the first two monthly payments under such Receivable.

-3-	Purchase Agreement (SDART 2021-4)